Exhibit 99.1

Royal Gold Reports Continued Strong Performance for the Third Quarter

          DENVER, May 5 /PRNewswire-FirstCall/ -- ROYAL GOLD, INC. (Nasdaq: RGLD; Toronto: RGL), the leading precious metals royalty company, announced net income of approximately $2.7 million or $0.13 per basic share, on royalty revenue of approximately $5.9 million for the third quarter of fiscal 2005, which ended March 31, 2005.  This compares to net income for the third quarter of fiscal 2004 of $3.0 million, or $0.14 per basic share, on royalty revenue of approximately $6.0 million.  The decrease in total royalty revenue is primarily attributable to lower gold production at the Pipeline Mining Complex, which was partially offset by a one-step increase in the GSR1 royalty rate received from the mine, as well as the first royalty revenue contribution from the Troy mine.

           Net income for the nine-month period ended March 31, 2005, was approximately $7.8 million, or $0.38 per basic share, on royalty revenue of approximately $17.8 million.  This compares to net income of approximately $6.6 million, or $0.32 per basic share, for the nine-month period ended March 31, 2004, on royalty revenue of approximately $15.3 million.

          “Our royalty portfolio contributed solid revenue this quarter,” commented Stanley Dempsey, Chairman and CEO.  “Our royalty business model continues to provide strong profits.  We are also pleased that the Troy mine royalty began contributing to our revenue stream this quarter, and we look forward to future contributions from this royalty.”

          Free cash flow for the third quarter of fiscal 2005 was approximately $4.2 million, or 71% of revenues.  For the nine-month period ended March 31, 2005, free cash flow was approximately $12.3 million, or 69% of revenues.  The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets (see Schedule A-Reconciliation).

          At March 31, 2005, the Company had a working capital surplus of approximately $49.5 million.  Current assets were approximately $53.2 million, compared to current liabilities of approximately $3.7 million, translating into a current ratio of over 14 to 1.

          Royalty Profiles

          Pipeline Mining Complex, Lander County, Nevada

          At the Pipeline Mining Complex in Lander County, Nevada, the Company holds two sliding-scale gross smelter return royalties (“GSR1” and “GSR2”) and a fixed rate gross smelter return royalty (“GSR3”).  A GSR royalty is a defined percentage of the gross revenue from a resource extraction operation, with no deduction for any costs paid by or charged to the operator.  In addition, the Company holds a net value royalty (“NVR1”).  A NVR is a passive interest in a resource extraction operation that is determined on the basis of deducting contract-defined processing-related and associated capital costs, but not mining costs.  The GSR1 royalty covers the current mine footprint, and the GSR2 (“Super”) royalty covers any reserves that are developed on the claim block lying outside the current mine footprint.  The GSR2 royalty pays out at a rate that is 80% higher than that of GSR1, at all gold prices.  The GSR3 royalty rate is fixed at 0.71% for the life of the mine.  The 0.39% NVR1 royalty covers production from the GAS Claims, an area of interest of approximately 4,000 acres including the South Pipeline deposit and Crossroads area, but not including the Pipeline deposit.  Current production from the Pipeline Mining Complex is subject to GSR1, GSR3, and NVR1 royalties.

          The Pipeline Mining Complex is owned by the Cortez Joint Venture (“Cortez”), a joint venture between Placer Cortez Inc. (60%), a subsidiary of Placer Dome Inc., one of the largest gold producers in North America, and Kennecott Explorations (Australia) Ltd. (40%), a subsidiary of Rio Tinto plc.

          During the third quarter of fiscal 2005, the Pipeline Mining Complex produced 216,851 ounces of gold providing royalty revenue of $4.8 million, compared to 259,821 ounces of gold produced, providing royalty revenue of $5.5 million for the same quarter in fiscal 2004.  The average gold price for the quarter was $427 per ounce resulting in a royalty rate of 4.25% for GSR1, compared to an average gold price of $408 per ounce and a royalty rate of 4.0% for the same period in fiscal 2004.

          Placer Dome U.S. Inc. has advised the Company that the Pipeline Mining Complex is expected to produce approximately 860,000 ounces of gold in calendar 2005, which will be subject to the Company’s royalties.

          Leeville Project, Eureka County, Nevada

          Royal Gold holds a 1.8% carried working interest, which calculates as a net smelter return (“NSR”) royalty covering a majority of the Leeville Project (“Leeville”).  An NSR royalty is a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance and smelting costs.

          Leeville North is an underground mine, currently under development by Newmont Mining Corporation (“Newmont”).  Newmont has announced its intentions to initiate production at Leeville North in the fourth quarter of calendar 2005.  Current production on the Leeville royalty land is derived from underground operations at Leeville South (formerly known as Carlin East).

          During the third quarter of fiscal 2005, the Leeville South deposit produced 19,253 ounces of gold, providing royalty revenue of $146,017 compared to 25,785 ounces of gold produced providing royalty revenue of $188,119 for the same quarter in fiscal 2004.

          Newmont has advised the Company that it anticipates production of approximately 90,000 ounces of gold at Leeville South and 51,000 ounces of gold at Leeville North in calendar 2005 that are subject to the Company’s royalties.

          SJ Claims (Goldstrike Operation), Eureka County, Nevada

          The Company owns a 0.9% NSR royalty covering a portion of the Betze-Post mine, known as the SJ Claims.  The Betze-Post mine, which is a part of the larger Goldstrike operation, is an open pit mine operated by Barrick Gold Corporation (“Barrick”).

          During the third quarter of fiscal 2005, the SJ Claims produced 127,031 ounces of gold, providing royalty revenue of $490,957, compared to 79,505 ounces of gold produced providing royalty revenue of $292,357 for the same quarter in fiscal 2004.

          Barrick has advised the Company that it anticipates production of approximately 674,000 ounces of gold in calendar 2005 from the SJ Claims that are subject to the Company’s royalty.

          Troy Mine, Lincoln County, Montana

          In the second quarter of fiscal 2005, Royal Gold obtained the right to receive payments equivalent to a 7.0% GSR royalty that covers the Troy underground mine operated by Revett Silver Company, a subsidiary of Revett Minerals Inc. (“Revett”).

          As reported by Revett at the time of the initial transaction, total proven and probable reserves at Troy contained 13.6 million ounces of silver and 113 million pounds of copper.

          Royal Gold’s 7% GSR royalty will extend until either cumulative production of approximately 9.9 million ounces of silver and 84.6 million pounds of copper, or Royal Gold receives $10.5 million in cumulative payments, whichever occurs first.

          Royal Gold also acquired a perpetual GSR royalty that begins at 6.1% on any production in excess of 11.0 million ounces of silver and 94.1 million pounds of copper.  This 6.1% GSR royalty steps down to a perpetual 2% GSR royalty after cumulative production has exceeded 12.7 million ounces of silver and 108.2 million pounds of copper.

          Production at the Troy mine commenced in calendar 2005.  During the third quarter of fiscal 2005, the Troy mine produced 214,595 ounces of silver and 1.9 million pounds of copper, providing total royalty revenue of $304,175 for the quarter.

          Revett has advised the Company that it anticipates production of approximately 2.8 million ounces of silver and 23.4 million pounds of copper in calendar year 2005 that are subject to the Company’s royalty.

          Bald Mountain, White Pine County, Nevada

          Royal Gold holds a 1.75% to 3.5% NSR sliding-scale royalty that covers a portion of the Bald Mountain mine, operated by Placer Dome U.S. Inc. (“Placer”).  The sliding-scale moves up 0.25% for each $25 per ounce of gold price movement, starting at a per-ounce price of $375, in 1986 dollars.  This means the royalty rate remains at 1.75% until gold reaches a price of approximately $500 per ounce in today’s dollars.

          During the third quarter of fiscal 2005, Bald Mountain produced an estimated 10,000 ounces of gold, providing royalty revenue of $74,765 compared to 5,430 ounces of gold produced providing royalty revenue of $39,296 for the same quarter in fiscal 2004.

          Placer has informed the Company that it anticipates production of approximately 40,000 ounces of gold in calendar year 2005 attributable to Royal Gold’s royalty interest.

          Martha Mine, Santa Cruz Province, Argentina

          The Company holds a 2% NSR royalty on the Martha silver mine operated by Coeur d’Alene Mines Corporation (“Coeur”).  Royalty revenue for the third quarter of fiscal 2005 was $20,615 compared to $41,553 for the same quarter in fiscal 2004.  Due to the timing of ore shipments to the smelter, our royalty revenue for the period does not necessarily bear a direct relationship to production during the period.

          Coeur has informed the Company that it anticipates the Martha mine will produce approximately 1.71 million ounces of silver in calendar 2005 attributable to Royal Gold’s royalty interest.

          Corporate Profile

          Royal Gold, Inc. is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests.  Royal Gold is publicly traded on the Nasdaq Market System, under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s web page is located at www.royalgold.com.

          NOTE: Royal Gold will conduct its third quarter conference call today at 12:00 noon Eastern (10:00 a.m. Mountain) Time.  The call will be simultaneously carried on the Company’s web site at www.royalgold.com within the Investor Relations Section, under “Presentations.”  A replay on the web site will be available approximately two hours after the call ends.  The conference call is also available by calling 800-603-2779 or 706-634-7230. Audio replays will be available about two hours after the call and until May 12 by calling 800-642-1687 or 706-645-9291, access number 5770775.

          Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding the royalty business model, revenue from Revett, production levels at the various royalty properties, commencement of production at Leeville North, proven and probable reserves at Troy, and the sliding-scale features of our royalty structure at the Pipeline Mining Complex.  Factors that could cause actual results to differ materially include, among others, precious metals prices, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

          The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting.  The Company defines free cash flow by operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets.  While we believe free cash flow is a useful measure of the Company’s performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A - Reconciliation, attached to this press release.

ROYAL GOLD, INC.
Consolidated Balance Sheets

	March 31, 2005	June 30, 2004

	(Unaudited)
Assets
Current assets
Cash and equivalents	$46,880,989	$44,800,901
Royalty receivables	5,125,461	5,221,307
Current deferred tax asset	992,445	1,671,305
Prepaid expenses and other	223,272	207,662

Total current assets	53,222,167	51,901,175
Royalty interests in mineral properties, net	45,496,958	40,325,611
Available for sale securities	1,102,266	420,231
Deferred tax asset	351,174	306,565
Other assets	605,946	568,228

Total assets	$100,778,511	$93,521,810

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,038,457	$1,232,539
Dividend payable	1,050,478	779,377
Accrued compensation	139,250	200,000
Other	451,258	229,518

Total current liabilities	3,679,443	2,441,434
Deferred tax liability	7,566,582	8,078,975
Other long term liabilities	83,289	103,089

Total Liabilities	11,329,314	10,623,498

Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value, authorized 40,000,000 shares; 21,238,786 and 21,012,583 shares issued and outstanding at March 31, 2005 and June 30, 2004, respectively	212,387	210,125
Additional paid-in capital	103,924,200	102,019,891
Accumulated other comprehensive income	65,450	28,097
Deferred compensation	(363,358)	—
Accumulated deficit	(13,292,610)	(18,262,929)
Treasury stock, at cost (229,224 shares)	(1,096,872)	(1,096,872)

Total stockholders’ equity	89,449,197	82,898,312

Total liabilities and stockholders’ equity	$100,778,511	$93,521,810

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For The Three Months Ended

	March 31, 2005	March 31, 2004

Royalty revenues	$5,868,538	$6,020,841
Costs and expenses
Costs of operations	395,272	418,900
General and administrative	913,775	834,031
Exploration and business development	380,665	150,705
Depreciation, depletion and amortization	695,152	762,288
Non-cash employee stock compensation expense	43,088	—

Total costs and expenses	2,427,952	2,165,924

Operating income	3,440,586	3,854,917
Interest and other income	202,827	142,018
Gain on sale of available for sale securities	51	—
Interest and other expense	(22,034)	(5,512)

Income before income taxes	3,621,430	3,991,423
Current tax expense	(599,445)	(101,963)
Deferred tax expense	(295,896)	(938,646)

Net income	$2,726,089	$2,950,814

Adjustments to comprehensive income
Unrealized change in market value of available for sale securities	65,448	91,282
Realization of the change in market value on sale of available for sale securities	(33)	—

Comprehensive income	$2,791,504	$3,042,096

Basic earnings per share	$0.13	$0.14

Basic weighted average shares outstanding	20,894,921	20,783,359

Diluted earnings per share	$0.13	$0.14

Diluted weighted average shares outstanding	21,099,404	21,125,284

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

	For The Nine Months Ended

	March 31, 2005	March 31, 2004

Royalty revenues	$17,824,462	$15,285,788
Costs and expenses
Costs of operations	1,373,957	1,093,357
General and administrative	2,716,250	2,198,726
Exploration and business development	1,423,808	931,653
Depreciation, depletion, and amortization	2,422,461	2,463,219
Non-cash employee stock compensation expense	162,213	—

Total costs and expenses	8,098,689	6,686,955

Operating income	9,725,773	8,598,833
Interest and other income	515,241	331,702
Gain on sale of available for sale
securities	163,577	—
Interest and other expense	(80,069)	(63,791)

Income before income taxes	10,324,522	8,866,744
Current tax expense	(1,807,979)	(192,053)
Deferred tax expense	(673,708)	(2,103,299)

Net income	$7,842,835	$6,571,392

Adjustments to comprehensive income
Unrealized change in market value of available for sale securities	142,042	195,897
Realization of the change in market value on sale of available for sale securities	(104,689)	—

Comprehensive income	$7,880,188	$6,767,289

Basic earnings per share	$0.38	$0.32

Basic weighted average shares outstanding	20,830,368	20,752,872

Diluted earnings per share	$0.37	$0.31

Diluted weighted average shares outstanding	21,027,612	21,118,405

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For The Nine Months Ended

	March 31, 2005	March 31, 2004

Cash flows from operating activities:
Net income	$7,842,835	$6,571,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,422,461	2,463,219
Gain on available for sale securities	(163,577)	(22,778)
Deferred tax expense	673,708	2,103,299
Non-cash employee stock option compensation expense	162,213	—
Changes in assets and liabilities:
Royalty receivables	95,846	(1,995,485)
Prepaid expenses and other assets	33,403	(294,088)
Accounts payable	755,936	437,034
Accrued liabilities and other current liabilities	86,310	67,686
Other long term liabilities	(19,800)	(19,800)

Net cash provided by operating activities	11,889,335	9,310,479

Cash flows from investing activities:
Capital expenditures for property and equipment	(130,558)	(93,700)
Acquisition of royalty interests in mineral properties	(7,500,000)	—
Purchase of available for sale securities	(1,000,000)	—
Proceeds from sale of available for sale securities	539,960	38,642

Net cash used in investing activities	(8,090,598)	(55,058)

Cash flows from financing activities:
Dividends paid	(2,601,415)	(1,812,112)
Proceeds from issuance of common stock	882,766	738,177

Net cash used in financing activities	(1,718,649)	(1,073,935)

Net increase in cash and equivalents	2,080,088	8,181,486
Cash and equivalents at beginning of period	44,800,901	33,485,543

Cash and equivalents at end of period	$46,880,989	$41,667,029

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	$1,755,000	$383,000

Non-cash financing activities:
Deferred compensation (equity offset)	$729,960	$—

          SCHEDULE A - RECONCILIATION

          Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues.  Free cash flow is a non-GAAP financial measure. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, and adding back any impairment of mining assets.  Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio.  Free cash flow identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, and shareholder dividends.  Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations.  Below is reconciliation to operating income:

	For The Three Months Ended		For The Nine Months Ended

	March 31, 2005	March 31, 2004	March 31, 2005	March 31, 2004

Operating income	$3,440,586	$3,854,917	$9,725,773	$8,598,833
Depreciation, depletion and amortization	695,152	762,288	2,422,461	2,463,219
Non-cash employee stock compensation	43,088	—	162,213	—

Free cash flow	$4,178,826	$4,617,205	$12,310,447	$11,062,052

SOURCE  Royal Gold, Inc.
          -0-                                        05/05/2005
          /CONTACT:  Stanley Dempsey, Chairman & CEO, or Karen Gross, Vice President & Corporate Secretary, both of Royal Gold, Inc., +1-303-573-1660/
          /Web site:  http://www.royalgold.com /
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